Exhibit (h)(7)

AMENDMENT TO SUB-ADMINISTRATION AGREEMENT

This Amendment to the Sub-Administration Agreement (the “Amendment”) is made as of September 5, 2018, by and between MML Investment Advisers, LLC (the “Administrator”), and State Street Bank and Trust Company, a Massachusetts trust company (the “Sub-Administrator”).

WHEREAS, the Administrator and the Sub-Administrator entered into a Sub-Administration Agreement dated as of April 1, 2014 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”); and

WHEREAS, the Administrator and the Sub-Administrator desire to amend the Agreement as more particularly set forth below;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Amendment.

Schedule B to the Agreement is hereby deleted in its entirety and replaced with Schedule B attached hereto.

2.	Miscellaneous.

(a)	Except as expressly amended hereby, all provisions of the Agreement shall remain in full force and effect.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

[Signature Page follows.]

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Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the date first written above.

STATE STREET BANK AND TRUST COMPANY

By:	/s/Andrew Erickson
Name:	Andrew Erickson
Title:	Executive Vice President

MML INVESTMENT ADVISERS, LLC

By:	/s/Tina Wilson

Name (printed):	Tina Wilson

Title:	President
Date:	10/12/18

ACKNOWLEDGED AND ACCEPTED BY MASSMUTUAL PREMIER FUNDS

By:	/s/Renee Hitchcock

Name (printed):	Renee Hitchcock

Title:	CFO and Treasurer

ACKNOWLEDGED AND ACCEPTED BY MASSMUTUAL SELECT FUNDS

By:	/s/Renee Hitchcock

Name (printed):	Renee Hitchcock

Title:	CFO and Treasurer

ACKNOWLEDGED AND ACCEPTED BY MML SERIES INVESTMENT FUND

By:	/s/Renee Hitchcock

Name (printed):	Renee Hitchcock

Title:	CFO and Treasurer

ACKNOWLEDGED AND ACCEPTED BY MML SERIES INVESTMENT FUND II

By:	/s/Renee Hitchcock

Name (printed):	Renee Hitchcock

Title:	CFO and Treasurer

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Appendix B

Sub-Administration Agreement

Summary of Administration Functions

Amended as of July 8, 2015

MassMutual Select Funds

MassMutual Premier Funds

MML Series Investment Fund

MML Series Investment Fund II

Function	State Street Bank and Trust Company	MML Investment Advisers, LLC	Suggested Fund Auditor or Counsel

Compliance
Monitor portfolio compliance in accordance with the Fund’s current Prospectus and SAI.	Perform tests of certain specific portfolio activity designed from provisions of the Fund's Prospectus and SAI. Follow-up on potential violations.

Continuously monitor portfolio activity and Fund operations in conjunction with 1940 Act, Prospectus, SAI and any other applicable laws and regulations. Monitor testing results and approve resolution of compliance issues.

A/C - Provide consultation as needed on compliance issues.

Frequency: Daily

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Function	State Street Bank and Trust Company	MML Investment Advisers, LLC	Suggested Fund Auditor or Counsel

Provide compliance summary package.	Provide a report of compliance testing results.	Review report.	A/C - Provide consultation as needed.

Frequency: Monthly

Compliance

Perform asset diversification testing to establish qualification as a RIC under IRC Section 851 (b) (3).	Perform asset diversification tests at each tax quarter end. Follow-up on issues.	Continuously monitor portfolio activity in conjunction with IRS requirements. Review test results and take any necessary action Approve tax positions taken.

A – In conjuction with MassMutual Corporate Tax provide consultation as needed in establishing positions to be taken in tax treatment of particular issues. Review quarter end tests on a current basis.

C – Provide consultation as needed.

Frequency: Quarterly

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Function	State Street Bank and Trust Company	MML Investment Advisers, LLC	Suggested Fund Auditor or Counsel

Perform qualifying income testing to establish qualification as a RIC under IRC section 851(b)(2).	Perform qualifying income testing on quarterly basis and as may otherwise be necessary. Follow-up on issues.	Continuously monitor portfolio activity in conjunction with IRS requirements. Review test results and take any necessary action. Approve tax positions taken.	A- In conjuction with MassMutual Corporate Tax, consult as needed on tax accounting positions to be taken. Review in conjunction with year-end audit. C- Provide consulation as needed.

Frequency: Quarterly

Treasury SErvices
Prepare the Fund's annual expense budget. Establish daily accruals.	Prepare preliminary expense budget. Notify fund accounting of new accrual rates.	Provide asset level projections. Approve expense budget.

Frequency: Annually (Or as needed for new funds)

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Function	State Street Bank and Trust Company	MML Investment Advisers, LLC	Suggested Fund Auditor or Counsel

Monitor the Fund's expense budget. Review the Fund's multi-class expense differentials.	Monitor actual expenses updating budgets/ expense accruals. Review expense differentials among classes to ensure consistency with Rule 18f-3 or the Fund’s exemptive application and the Fund’s private letter ruling or published ruling.	Provide asset level projections quarterly. Provide vendor information as necessary. Review expense analysis and approve budget revisions.	C/A - Provide consultation as requested.

Frequency: Quarterly/Monthly (custody)

Receive and coordinate payment of fund and escrow expenses.	Propose allocations of invoice among Funds and obtain authorized approval to process payment.	Approve invoices and allocations of payments. Send invoices to State Street in a timely manner.

Frequency: As often as necessary

Prepare Quarterly Deferred Compensation statemements for fund Trustees.	Calculate quarterly gain/loss on shadow investments and prepare statements. Deliver statements to Trustees.	Approve calclations and statements. Communicate any change in status to State Street in a timely manner.	C - Provide consultation as requested.

Frequency: Quarterly

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Function	State Street Bank and Trust Company	MML Investment Advisers, LLC	Suggested Fund Auditor or Counsel

Treasury SErvices

Review the Fund's multi-class dividend calculation procedures. Calculate periodic dividend rates to be declared in accordance with management guidelines.	Calculate dividends in accordance with methodology for each class to ensure consistency with Rule 18f-3 or the Fund’s exemptive application and the Fund's private letter ruling or published ruling. Calculate amounts available for distribution. Coordinate review by management and auditors. Notify custody and transfer agent of authorized dividend rates in accordance with Board approved policy.	Establish and maintain dividend and distribution policies. Review and approve dividend calculation methodologies for each class. Approve distribution rates per share and aggregate amounts. Obtain Board approval when required.	A - Review and approve dividend calculation methodology for each class of shares. Provide consultation as requested. A - Review and concur with proposed distributions (annually and spillback).

Frequency: Quarterly (Spillback/yearend) (As required for closing/merging funds)

Calculate total return information on Funds as defined in the current Prospectus and SAI.	Provide total return calculations. Provide one month, three month, one year, five year, year-to-date and inception (various) performance calculations on a monthly basis. Also, include five year and since inception average annual calculations.	Review performance information prepared by State Street. Prepare additional performance calculations utilizing historical SIA performance.

Frequency: Monthly

Prepare responses to major industry questionnaires. Lipper, ICI, Morningstar	Prepare, coordinate as necessary, and submit responses to the appropriate agency.	Identify the services to which the Funds report. Provide information as requested.

Frequency: As often as necessary

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Function	State Street Bank and Trust Company	MML Investment Advisers, LLC	Suggested Fund Auditor or Counsel

TAX

Prepare disinterested director/trustee Form 1099-Misc.	Summarize amounts paid to directors/trustees during the calendar year. Prepare and mail Form 1099-Misc.	Provide social security numbers and current mailing address for trustees. Review and approve information provided for Form 1099-Misc.

Frequency: Annually

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Function	State Street Bank and Trust Company	MML Investment Advisers, LLC	Suggested Fund Auditor or Counsel

FINANCIAL REPORTING
Prepare financial information for presentation to Fund Management and Board of Directors.	Prepare selected portfolio and financial information for inclusion in board material.	Review financial information.

Frequency: Quarterly

Coordinate the annual audit, semi-annual preparation and printing of financial statements and notes, and quarterly NQ filings with management, fund accounting and the fund auditors.	Draft and manage production cycle. Assist in resolution of accounting issues. Draft statements and coordinate auditor and management review, and clear comments. Coordinate production of Management Discussion and Analysis. Review and coordinate filing with the SEC via EDGAR	Approve production cycle and assist in managing to the cycle. Coordinate review and approval by portfolio managers of portfolio listings to be included in financial statements. Prepare appropriate management letter. Review and approve entire report. Mail reports to shareholders. Make appropriate representations in conjunction with audit.	A - Perform audit and issue opinion on annual financial statements. A/C - Review reports.

Frequency: Quarterly NQ, Semiannual NCSR

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Function	State Street Bank and Trust Company	MML Investment Advisers, LLC	Suggested Fund Auditor or Counsel

FINANCIAL REPORTING

Prepare and file Form N-SAR.	Prepare form for filing. Obtain any necessary supporting documents. File with SEC via EDGAR.	Provide appropriate responses. Review and authorize filing.	C - Review initial filing. A - Provide annual audit internal control letter to accompany the annual filing.

Frequency: Semi-annually

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Function	State Street Bank and Trust Company	MML Investment Advisers, LLC	Suggested Fund Auditor or Counsel

TREASURY SERVICES
Prepare amendments to Registration Statement.	Provide information as requested.

Coordinate the preparation and filing of post-effective amendments. Coordinate with outside printers the Edgar conversion, filing with the SEC. Provide updates on board actions taken that would impact the registration structure. Coordinate printing of prospectus with Donnelley. Review and approve. Mail to shareholders.

A - Provide consents as appropriate.

Frequency: Annual update (includes updating financial highlights, expense tables, ratios)

Prepare Prospectus/SAI supplements.	Provide information as requested.	Coordinate the preparation of Prospectus and SAI supplements. File with the SEC via Edgar. Review and approve. Coordinate printing of supplements.

Frequency: As often as required

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Function	State Street Bank and Trust Company	MML Investment Advisers, LLC	Suggested Fund Auditor or Counsel

TREASURY SERVICES
Coordinate the preparation and filing of Form 24f-2 Notice.	Accumulate capital stock information and draft Form 24f-2 Notice. Coordinate filing of approved Form with SEC via Edgar.	Review and approve filing.

Frequency: Annually

Respond to SEC audits.	Provide consultation as needed.	Coordinate with regulatory auditors to provide requested documentation and resolutions to inquiries.	C/A - Provide consultation as requested.

Frequency: As needed

Coordinate the preparation and filing of the Massachusetts Business Trust filing.	Accumulate total shares outstanding by trust and draft the filing. Coordinate payment and file with the Secretary of State’s office.	Review and approve filing.

Frequency: Annually

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Function	State Street Bank and Trust Company	MML Investment Advisers, LLC	Suggested Fund Auditor or Counsel

Review and coordinate the filing of the annual N-PX filing..	Provide accurate fund list and review filing. Coordinate filing with SEC with Vendor.	Review and approve filing.

Frequency: Annually

TAX
Prepare income tax provisions.

Calculate investment company taxable income, net tax exempt interest, net capital gain and spillback dividend requirements. Identify book-tax accounting differences. Track required information relating to accounting differences.

Provide transaction information as requested. Identify Passive Foreign Investment Companies (PFICs). Approve tax accounting positions to be taken. Approve provisions.

A – In conjuction with MassMutual Corporate Tax, provide consultation as needed in establishing positions to be taken in tax treatment of particular issues. Perform review in conjunction with the year-end audit.

Frequency: Annually (As needed for closing/merging funds)

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Function	State Street Bank and Trust Company	MML Investment Advisers, LLC	Suggested Fund Auditor or Counsel

Calculate excise tax distributions

Calculate required distributions to avoid imposition of excise tax.

- Calculate capital gain net income and foreign currency gain/loss through October 31.

- Calculate ordinary income and distributions through a specified cut off date .

- Project ordinary income from cut off date to December 31.

- Ascertain dividend shares.

Identify book-tax accounting differences. Track required information relating to accounting differences. Coordinate review by management and fund auditors. Notify custody and transfer agent of authorized dividend rates in accordance with Board approved policy. Report dividends to Board as required.

		Provide transaction information as requested. Identify Passive Foreign Investment Companies (PFICs). Approve tax accounting positions to be taken. Review and approve all income and distribution calculations, including projected income and dividend shares. Approve distribution rates per share and aggregate amounts. Obtain Board approval when required.	A –In conjunction with Mass Mutual Corporate Tax, provide consultation as needed in establishing positions to be taken in tax treatment of particular issues. Review and concur with proposed distributions per share.

Frequency: Annually

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Function	State Street Bank and Trust Company	MML Investment Advisers, LLC	Suggested Fund Auditor or Counsel

TAX
Prepare tax returns	Prepare excise and RIC tax returns.	Review and sign tax return.	A - Review and sign tax return as preparer.

Frequency: Annually

Prepare Form 1099	Obtain yearly distribution information. Calculate 1099 reclasses and coordinate with transfer agent.	Review and approve information provided for Form 1099.

Frequency: Annually

Prepare other year-end tax-related disclosures

Obtain yearly income distribution information. Calculate disclosures (i.e., dividend received deductions, foreign tax credits, tax-exempt income, income by jurisdiction) and coordinate with transfer agent.

Review and approve information provided.

Frequency: Annually

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